Exhibit 10.6

FORM OF UNVESTED RESTRICTED SHARE AMENDMENT

This Amendment (the “Amendment”) is entered into as of [●], 20[●] by and between:

1.	AVANSEUS HOLDINGS PTE. LTD. (Company Registration Number: 201526265R), a Singapore private company limited by shares, whose registered office is at 230 Victoria Street, #15-01/08, Bugis Junction, Singapore 188024 (the “Company”);

2.	FAT PROJECTS ACQUISITION CORP. (Company Registration Number: 374480) a Cayman Islands exempted company limited by shares whose office address is at 27 Bukit Manis Road, Singapore 099892 and whose registered office is at Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands (the “Acquiror”); and

3.	[Insert Grantee Name and Address] (“Grantee”);

(each a “Party” and together the “Parties”).

RECITALS

A.	The Company and Grantee are parties to that certain [insert agreement] dated [insert date of agreement] (the “Grant Agreement”) pursuant to which the Company granted to Grantee [●] restricted shares (“Restricted Shares”) of (i) the Non-Voting Shares and/or (ii) Ordinary Shares of the Company’s share capital subject to the vesting conditions set forth therein of which [●] Non-Voting Shares and [●] Ordinary Shares remain unvested as of the date hereof (the “Unvested Grant Shares”).

B.	Acquiror and the Company have entered into that certain Business Combination Agreement dated August [●], 2022 (as the same may be amended, restated or supplemented from time to time, the “Business Combination Agreement”), whereby among other matters, the holders of all of the Company’s outstanding shares will exchange all of the issued and outstanding share capital of the Company (including without limitation Restricted Shares that are vested or that will vest at the time of and as a consequence of the Closing but excluding all Restricted Shares that will not be vested at and after the Closing) for Acquiror Class A Ordinary Shares, making the Company a wholly owned subsidiary of Acquiror (the “Share Exchange”).

C.	Section 4.1(b) of the Business Combination Agreement provides that the Grant Agreement will be assumed by the Acquiror and amended at the Effective Time to provide that the number of Unvested Grant Shares receivable thereunder shall be converted to a number of Acquiror Class A Ordinary Shares equal to the number of Unvested Grant Shares multiplied by the Exchange Ratio set forth in the Business Combination Agreement (rounded down to the nearest whole share) but that the Grant Agreement will otherwise have and be subject to substantially the same terms and conditions (including vesting, settlement and termination-related terms) as were set forth therein immediately prior to the Effective Time.

D.	This Amendment is effective upon the Closing under the Business Combination Agreement (the “Effective Time”), and the Parties are entering into this Amendment to implement the assumption and amendment, at the Effective Time, of the Grant Agreement as contemplated in Section 4.1(b) of the Business Combination Agreement.

NOW THEREFORE, in consideration for the mutual covenants and agreements set forth in the Business Combination Agreement and set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the meanings ascribed to such terms in the Business Combination Agreement. From and after the date of this Amendment, references to the Grant Agreement shall mean the Grant Agreement as amended by this Amendment.

2.	Amendments to Grant Agreement. Effective as of the Effective Time:

a.	Acquiror hereby assumes from the Company, and the Company hereby assigns to the Acquiror, all of the rights, obligations and liabilities of the Company under the Grant Agreement with respect to the obligation to issue securities upon the satisfaction of the vesting criteria applicable to the Unvested Grant Shares set forth in the Grant Agreement, and the Grantee hereby consents to such assignment and assumption and releases the Company from any and all obligation to issue additional shares under the Grant Agreement;

b.	The Grantee’s right to receive Unvested Grant Shares under the Grant Agreement upon the satisfaction of the vesting criteria with respect to the Unvested Grant Shares set forth therein is hereby replaced with the right to receive the number of Acquiror Class A Ordinary Shares equal to the number of Unvested Grant Shares multiplied by the Exchange Ratio; provided that no fraction of an Acquiror Class A Ordinary Share will be issued under the Grant Agreement, and instead the number of Acquiror Class A Ordinary Shares to be issued to the Grantee under the Grant Agreement as amended hereby shall be rounded down in the aggregate to the nearest whole Acquiror Class A Ordinary Shares and the Grantee shall receive cash in lieu of any fractional share in an amount equal to the value of such fraction share based on a share value of $10.00 per share.

3.	No other Amendments. Except as set forth in Section 2 of this Amendment above, the Grant Agreement remains in full force and effect and unamended.

4.	Termination: In the event that the Business Combination Agreement is terminated, this Amendment shall be automatically terminated with immediately effect, and the terms of the Grant Agreement shall continue in full force and effect and unamended.

5.	Governing Law. This Amendment shall be governed by the law that governs the Grant Agreement as set forth in the Grant Agreement, provided that if the Grant Agreement does not specify the law by which it is governed, this Amendment shall be governed by the laws of Singapore.

6.	Notices. All notices, demands or other communications required or permitted to be given or made under this Amendment shall be in writing and in the English language and shall be sent to the recipient at its address, or electronic mail address set out below, or as otherwise directed by the recipient by notice given in accordance with this Section 6:

The Company:	Avanseus Holdings Pty. Ltd.
230, Victoria Street, #15-01/08, Bugis
Junction, Singapore 188024
bhargab.mitra@avanseus.com
Attention: Chief Executive Officer

The Acquiror:	Fat Projects Acquisition Corp.
27 Bukit Manis Road
Sentosa Golf Course
Singapore 099892
david@fatprojects.com; nils@fatporjects.com
Attention: Chief Executive Officer & Chief Operating Officer

The Grantee:	[insert name]
[insert address]
[insert e-mail address]

7.	Counterparts. This Amendment may be executed in multiple counterparts, either manually or electronically, such as by DocuSign®, each of which may be signed by one or more of the Parties and shall constitute an original but all of which together shall constitute but a single Amendment. A copy of this Amendment bearing the electronic or PDF, facsimile, photostatic or other copy of the signature of a Party shall be as valid for all purposes as a copy of this Amendment bearing that Party’s original manual signature.

Signatures on following page.

IN WITNESS WHEREOF, the Parties to this Amendment have set their signatures below.

The Company:

For and on behalf of
AVANSEUS HOLDINGS PTE. LTD.
(Company Registration Number: 201526265R), a Singapore private company limited by shares

Name:
Title:

Acquiror:

For and on behalf of
FAT PROJECTS ACQUISITION CORP.
(Company Registration Number: 374480) a Cayman Islands exempted company limited by shares

Name:
Title:

Grantee:

Signature

Print Name

4